Exhibit 10.25

SUBSCRIPTION ESCROW AGREEMENT

Subscription Escrow Agreement, dated as of _________, 2019 (the “Agreement”), between Metropolitan Commercial Bank, a New York State-chartered bank with its principal corporate office at 99 Park Ave., New York, NY 10016 (the “Escrow Agent”), and INX Limited, a Gibraltar private company limited by shares, with its principal office at 57/63 Line Wall Road, GX11 1AA Gibraltar (the “Company”).

WHEREAS, pursuant to the terms of that certain Token Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”) to be entered into by and between the Company and each subscriber named therein (collectively, the “Subscribers”), the Company intends to offer for sale (the “Offering”) INX Tokens (as defined in the Purchase Agreement) in a public offering registered under the Securities Act of 1933, as amended;

WHEREAS, the Company proposes to engage the Escrow Agent for the purpose of receiving, depositing and holding in a non-interest-bearing account all USD funds delivered to the Escrow Agent on behalf of Subscribers in connection with the sale of the INX Tokens until such time as such funds are to be released to the Company or returned to the Subscribers in accordance with this Agreement;

WHEREAS, the Escrow Agent has agreed to act as escrow agent in connection with the proposed subscription for and sale of the INX Tokens, subject to the terms of this Agreement; and

WHEREAS, capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Purchase Agreement to which the Company is a party.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Establishment of Escrow Account; Deposits.

(a) The Escrow Agent shall promptly (and, in any case, on or prior ____________, 2019) cause to be opened a non-interest-bearing escrow account, which escrow account shall be entitled INX Limited Subscribers - Escrow Account (the “Escrow Account”) for the purpose of holding in trust all such funds for the Subscribers. Wire transfers to the Escrow Account shall be made in U.S. Dollars transferred as follows:

[       ]

ABA# [       ]

GLA# __________

F/F/C: __________

Ref: ____________

(b) On the terms and conditions of this Agreement, the Escrow Agent shall deposit funds received from the Subscribers, and the funds remitted to the Escrow Agent by the Company on behalf of the Subscribers, into the Escrow Account. The collected funds deposited into the Escrow Account are herein referred to as the “Escrow Funds.” The Escrow Account and the Escrow Funds shall be the property of the Subscribers at all times until the release of the Escrow Funds from the Escrow Account in accordance with Section 2. The Escrow Funds shall not constitute property of the Company unless released from the Escrow Account to the Company in accordance with Section 2.

(c) The Escrow Agent shall hold the Escrow Funds in the Escrow Account, the Escrow Agent shall not place the Escrow Funds into any form of an investment and the Escrow Agent shall hold all Escrow Funds free from any lien, claim, or offset of Escrow Agent, except as otherwise expressly set forth herein.

(d) The Escrow Agent does not have any interest in the Escrow Funds deposited hereunder but is serving as escrow holder only and only has possession thereof.

Section 2. Disbursements from the Escrow Funds.

(a) If Escrow Agent has not received written notice that a closing of the INX Tokens has occured on or before 5 p.m., New York City time, on the date that is 335 days after the registration statement pursuant to which the INX Tokens are sold (the “Registration Statement”) is declared effective, the Escrow Agent shall deliver a written notice to each Subscriber (the “Notice to Subscribers”) stating that (i) a closing of the INX Tokens has not occurred and (ii) if a closing of the INX Tokens does not occur prior to 5 p.m., New York City time, on the date that is 365 days after the Registration Statement is declared effective (the “Termination Time”), the portion of the Escrow Funds shall promptly, and in no event more than ten (10) days following the Termination Time, be returned to each Subscriber pursuant to the wiring instructions specified in such Subscriber’s Purchase Agreement, without interest and without deduction, penalty or expense to the Subscriber.

(b) If a closing of the INX Tokens does not occur on or before the Termination Time, the Escrow Agent shall terminate the Escrow Account and remit the funds paid into the Escrow Account on behalf of each Subscriber in accordance with the procedures provided in Section 2(a). The Escrow Agent shall notify the Company of the distribution of such funds to the Subscribers.

(c) Upon the Company’s written notice instructing the Escrow Agent, which notice the Company may submit to the Escrow Agent at any time on or before the Termination Time at the Company’s sole discretion, the Escrow Agent shall terminate the Escrow Account and remit the funds paid into the Escrow Account on behalf of each Subscriber in accordance with the same procedures as provided in Section 2(b).

(d) After $5,000,000 is received in the Escrow Account on or before the Termination Time, provided that the other conditions precedent to the issuance of the INX Tokens have been satisfied, the Company shall provide written instructions to the Escrow Agent in substantially the form of Exhibit A or otherwise in form and substance reasonably satisfactory to the Escrow Agent (the “Escrow Release Notice”) and the Escrow Agent shall release all of the Escrow Funds held in the Escrow Account in the manner described in such Escrow Release Notice. Such payment shall be made by wire transfer within one Business Day (as defined below) of the Escrow Agent’s receipt of the Escrow Release Notice.

(e) The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

Section 3. Termination of Escrow.

In the event of the release of all Escrow Funds in accordance with Section 2, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the escrow deposits provided for in this Agreement, except claims which are occasioned by its gross negligence or willful misconduct. Notwithstanding any statement to the contrary, the provisions of Sections 4, 5 and 8 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

Section 4. Compensation of Escrow Agent.

(a) At the time of execution of this Agreement the Company shall pay the Escrow Agent the fees set forth in the fee schedule attached hereto as Schedule I (the “Fee Schedule”) for any and all services rendered by Escrow Agent hereunder.

(b) The Company shall reimburse the Escrow Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement or serving as the Escrow Agent hereunder, including reasonable compensation and the expenses and disbursements of its counsel, except any such expense, disbursement, or advance as may arise from its gross negligence or willful misconduct.

Section 5. Responsibilities of Escrow Agent; Notices.

(a) The Escrow Agent shall be under no duty to enforce payment of any subscription which is to be paid to and held by it.

(b) The Escrow Agent shall be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Company and the Subscribers or to give any receipt therefor except to the Company and the Subscribers.

(c) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement among the Company and the Subscribers beyond the specific terms hereof.

(d) The Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and the Company agrees to indemnify the Escrow Agent for and hold it harmless as to any loss, liability, or expense, including reasonable attorney's fees and expenses, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent's duties under this Agreement.

(e) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so on behalf of the Company, as set forth in the authorizations contained in the account opening documents signed by Company.

(f) At any time the Escrow Agent may request in writing an instruction in writing from the Company or the Subscribers, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the written consent of the Company or the Subscribers in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least ten (10) Business Days (“Business Day” means the active banking days as designated by the Federal Reserve Bank of New York, New York excluding Saturday, Sunday and specified holidays) after the Company or the Subscribers, as applicable, receive the Escrow Agent's request for instructions and its proposed course of action, and provided that, prior to so acting, the Escrow Agent has not received the written instructions requested.

(g) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(h) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

(i) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(j) The Escrow Agent shall be deemed conclusively to have given and delivered any notice required to be given or delivered if it is in writing, signed by any one of its authorized officers and emailed or mailed, by express, registered or certified mail addressed to:

The Company at:

INX Limited

c/o Alan Silbert

9711 Washingtonian Blvd.

Suite 550

Gaithersburg, Maryland 20878

Email: alan.silbert@inx.co

(l) The Escrow Agent shall be deemed conclusively to have received any notice required to be given or delivered to the Escrow Agent if it is in writing, signed by any one of the authorized officers of the Company or by counsel to the Subscribers, and emailed or mailed, by express, registered or certified mail addressed to and actually received by:

The Escrow Agent at:

Metropolitan Commercial Bank

99 Park Ave., 4th, Fl.

New York, NY 10016

Attn: M. Guarino, Legal/Kyle Hingher, New Products

Email:mguarino@metropolitanbankny.com

khingher@metropolitanbankny.com

Facsimile: 212-659-0610

Section 6. Resignation of Escrow Agent; Successor.

Notwithstanding anything to the contrary herein, the Escrow Agent may resign at any time by giving at least thirty (30) days written notice thereof. The Company may remove the Escrow Agent at any time (with or without cause) by giving at least thirty (30) days written notice thereof. Within ten (10) days after receiving such notice, the Company shall appoint a successor escrow agent at which time of the receipt by Escrow Agent of written notice of such appointment from Company, the Escrow Agent shall either distribute the funds held in the Escrow Account, less its fees, costs and expenses or other obligations owed to the Escrow Agent as directed by the instructions of the Company or hold such funds, pending distribution, until such fees, costs and expenses or other obligations are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the ten (10) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses and reasonable attorney fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.

Section 7. Dispute Resolution.

In the event of any dispute between or conflicting claims by or among the Company and any other person or entity with respect to any Escrow Funds held in the Escrow Account, the Escrow Agent shall be entitled, at its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company for the Escrow Agent's failure or refusal to comply with such conflicting claims, demands or instructions, except to the extent under the circumstances such failure would constitute gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall be entitled to refuse to act until, at its sole discretion, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense, including reasonable attorneys’ fees, which the Escrow Agent may incur by reason of the Escrow Agent's acting. The Escrow Agent may in addition elect at its sole discretion to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

Section 8. Extraordinary Expense.

It is understood that fees and usual charges agreed upon for the Escrow Agent's services shall be considered compensation for its services as contemplated by this Agreement, and if the Escrow Agent renders any service not provided for in this Agreement, or if there is any assignment of any interest in the subject matter of this Agreement or any modification of this Agreement, or if any controversy arises under this Escrow Agreement or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter of this Agreement, the Escrow Agent shall be reasonably compensated for those extraordinary services and reimbursed for all reasonable and customary costs and expenses occasioned by such services, controversy or litigation and the Company hereby promises to pay such sums upon demand.

Section 9. Governing Law.

This agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the principles thereof respecting conflicts of laws and the parties hereby waive the right to a trial by jury. This Agreement may be executed in counterparts, each of which so executed shall be deemed an original, and said counterparts together shall constitute one and the same instrument.

Section 10. Maintenance of Record.

The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement, and as may from time to time be reasonably requested by the Company in writing before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company shall also have access to the Escrow Agent's books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable prior written notice to the Escrow Agent.

Section 11. Successors and Assigns of Escrow Agent.

Any corporation or other company into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation or other company succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 12. Know Your Customer/Anti-Money Laundering (“KYC/AML”).

(a) USA Patriot Act - The Company hereby acknowledges that the Escrow Agent is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, as well as the Office of Foreign Assets Control Sanctions, pursuant to which the Escrow Agent must obtain, verify and record information that allows the Escrow Agent to identify the Company and its beneficial owners. Accordingly, prior to opening the Escrow Account hereunder, the Escrow Agent will ask the Company to provide certain information including, but not limited to, the Company’s name, physical address, tax identification number and other information that will help the Escrow Agent to identify and verify the Company’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information and will promptly provide all such information reasonably requested by the Escrow Agent. The Company agrees that the Escrow Agent cannot open the Escrow Account hereunder unless and until the Escrow Agent verifies the Company’s identity in accordance with the Escrow Agent’s CIP.

(b) Customer collection of CIP – The Company has engaged Au10Tix Limited (“Au10Tix”) as its KYC/AML vendor to collect CIP information from Subscribers in the Offering and screen CIP information against relevant government anti-money laundering and sanction databases. The scope of the services of Au10Tix is attached hereto as Exhibit B. CIP information collected includes a copy of a government-issued photo ID, full name, date of birth, email address, phone number, utility bill less than 3 months old for address verification, and a personal selfie. The Company has the ultimate responsibility of approving Subscribers using this information. Company will provide relevant CIP and KYC/AML information to Escrow Agent through secure means (i.e. encrypted email from client).

Section 13. Information Sharing.

The Metropolitan Bank Holding Corp. is a global financial organization that operates in and provides services and products to clients through its affiliates and subsidiary, Metropolitan Commercial Bank, located in New York State (the “Metropolitan Group”). The Metropolitan Group may (i) centralize in one or more affiliates and subsidiaries certain activities (the “Centralized Functions”), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding the Company (which, for purposes of this provision, includes the name and business contact information for the Company’s employees and representatives) and the accounts established pursuant to this Agreement (“Company Information”) and (ii) use third party service providers to store, maintain and process Company’s Information (“Outsourced Functions”). Notwithstanding anything to the contrary contained elsewhere in this Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, the Company consents to the disclosure of, and authorizes Escrow Agent to disclose, Company’s Information to (i) other members of the Metropolitan Group (and their respective officers, directors and employees) and to (ii) third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Company’s Information. In addition, the Metropolitan Group may aggregate Company’s Information with other data collected and/or calculated by the Metropolitan Group, and the Metropolitan Group will own all such aggregated data, provided that the Metropolitan Group shall not distribute the aggregated data in a format that identifies Company Information with Company. Company represents that it is authorized to consent to the foregoing and that the disclosure of Company’s Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation.

Section 14. Miscellaneous.

(a) Nothing in this Agreement is intended or shall confer upon anyone other than the parties any legal or equitable right, remedy or claim.

(b) The invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.

(c) This Agreement is the final integration of the agreement of the parties with respect to the matters covered by it and supersedes any prior understanding or agreement, oral or written, with respect thereto.

(d) Except as provided in Section 11, the rights and obligations of each party hereto may not be assigned or delegated to any other person without the written consent of the other parties hereto. Subject to the foregoing, the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions Escrow Agent by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Escrow Agent.

(f) In no event shall the Escrow Agent be liable for special, punitive, indirect or consequential losses or damages of any kind whatsoever (including lost profit), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) The Escrow Agent shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

INX LIMITED
as the Company

By:

By:
Name:
Title:

Metropolitan Commercial Bank
as Escrow Agent

By:
Name:
Title:

SCHEDULE I to Subscription Escrow Agreement

FEE SCHEDULE

INX Limited shall pay to escrow agent $5,000 in the first month that the company is accepting investors in the offering. in every subsequent month, company will pay a $5,000 monthly fee pro-rated for the number of days in which the escrow account remains open.

Exhibit A to Subscription Escrow Agreement

Escrow Release Notice

______________, 20__ (the “Effective Date”)

[    ] Bank

[    ]

[     ]

Attention: [    ]

Fax:

Dear [    ]:

In accordance with the terms of Section 2(d) of that certain Subscription Escrow Agreement dated ______________, 2018 (the “Agreement”), among INX Limited (the “Company”), and [ ] (the “Escrow Agent”), the Company hereby notifies the Escrow Agent that the closing will be held on the Effective Date for gross proceeds of $ ______________ (the “Escrow Funds”).

[The Escrow Agent is hereby authorized to pay itself $ ______________ of the Escrow Funds as payment in full for any and all compensation due as of the Effective Date to the Escrow Agent pursuant to the terms of the Agreement, including, without limitation, Section 8 (Extraordinary Expense) thereof, and for the aggregate fees associated with the wire transfers set forth below.]

Upon distribution of the Proceeds by the Escrow Agent pursuant to terms of this Escrow Release Notice and the attached wiring instructions in the respective amounts set forth herein and therein, the Company agree to waive any and all claims arising under, out of, or in relation to the Agreement against the Escrow Agent related to the release of the Proceeds.

PLEASE DISTRIBUTE THE PROCEEDS AS FOLLOWS IN ACCORDANCE WITH THE WIRING INSTRUCTIONS ON ATTACHMENT A:

Company	$ ______________
[Placement Agent]	[$ ______________]
[Other]	[$ ______________]
Total Proceeds Distributed	$ ______________

Remainder of Page Intentionally Left Blank.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Escrow Release Notice to be effective on the Effective Date.

INX LIMITED
as the Company

By:
Name:
Title:	[ ]

ACKNOWLEDGEMENT

Metropolitan Commercial Bank as the Escrow Agent

By:
Name:
Title:	[ ]